                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Preliminary Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       GRANITE CONSTRUCTION INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GRANITE CON-STRUCTION INCORPORATED, a Delaware corporation (the "Company"), will be held on May 18, 1998, at 10:30 a.m. local time, at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California for the following purposes:

     1. To elect two (2) directors of the Company for the ensuing three-year term.

     2. To act upon a proposal to amend the Certificate of Incorporation of the Company so as to increase the authorized Common Stock.

     3. To ratify the appointment of Coopers & Lybrand, L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 3, 1998 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California 93940.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

     The vote of every stockholder is important in achieving this goal, and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          By Order of the Board of Directors,

                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary

Watsonville, California
April 30, 1998

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                       GRANITE CONSTRUCTION INCORPORATED
                             585 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076

     This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (hereinafter called the "Company") of Proxies for use at the Annual Meeting of Stockholders to be held on May 18, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 30, 1998. The cost of the solicitation of Proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

                                 VOTING RIGHTS

     All shares represented by valid Proxies received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A stockholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company's bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy, shall constitute a quorum for the transaction of business at the meeting.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of, and to vote at, the Annual Meeting. On April 3, 1998, there were 18,409,411 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company currently has an eight-member Board of Directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

     Two (2) directors of the Company are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are Rebecca A. McDonald and Brian C. Kelly. Certain information with respect to their ages and background is set forth below. Ms. McDonald was elected to her present term of office at the 1995 Annual Meeting of Stockholders of the Company. Mr. Kelly was appointed by the Board in 1995 to fill the unexpired term of a vacant directorship. Mr. Kelly's appointment was ratified by the Stockholders at the 1996 Annual Meeting.

     Denman K. McNear was also elected to his present term of office at the 1995 Annual Meeting and which term will expire at this year's Annual Meeting. The Board of Directors' retirement policy provides that a director may continue to serve as a director until the end of the term of office in which the director reaches his or her 72nd birthday. Accordingly, Mr. McNear will retire from the Board, and the Board of Directors will elect a new director at the earliest practicable date.

     Each nominee will hold office until his or her term expires or until his or her successor is elected and qualified unless he or she resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the bylaws of the Company.

     It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of Proxy will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected for the ensuing three-year term. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker nonvoter, will be counted as present in determining if a quorum is present.

          DIRECTOR                      POSITION           AGE                DIRECTOR SINCE
          --------                      --------           ---                --------------
NOMINEES
Rebecca A. McDonald..........  Director                    45    Director since 1994; term ends 1998.
Brian C. Kelly...............  Director                    66    Director since 1995; term ends 1998.

CONTINUING
Richard C. Solari............  Chairman of the Board       73    Director since 1979; term ends 1999.
David H. Watts...............  President, Chief Executive  59    Director since 1988; term ends 1999.
                               Officer and Director
Joseph J. Barclay............  Director                    65    Director since 1988; term ends 1999.
Richard M. Brooks............  Director                    69    Director since 1990; term ends 2000.
Raymond E. Miles.............  Director                    65    Director since 1988; term ends 2000.

RETIRING
Denman K. McNear.............  Director                    72    Director since 1988; term ends 1998.

     Granite Construction Incorporated was incorporated in Delaware in January, 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates for people listed in this proxy referring to the dates of service with the Company include the periods in which they served for Granite Construction Company.

     MR. SOLARI has been Chairman of the Board since 1985. Mr. Solari was employed by the Company from 1945 until his retirement in 1995. He served as President and Chief Executive Officer from 1979 to 1987.

     MR. WATTS is currently, and has been since 1987, President and Chief Executive Officer of the Company. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., the California State Chamber of Commerce, the Beavers, Nationwide Public Projects Coalition, the Construction Industry President's Forum, the Monterey Bay Area Council of the Boy Scouts of America, and the Community Foundation for Monterey County. He holds a B.A. degree in Economics from Cornell University.

     MR. MCNEAR is the retired Chairman, President and Chief Executive Officer of the Southern Pacific Transportation Company. He holds a B.S. degree in Civil Engineering from the Massachusetts Institute of Technology and an M.B.A. degree from Stanford University. Mr. McNear will retire from the Board after his term expires at the Annual Meeting.

     MR. BROOKS is self-employed as a Financial Consultant. He was formerly President and Chief Executive Officer of SFA Management Corporation and Vice President, Finance and Treasurer of Lucky Stores, Inc. Mr. Brooks is a director of Longs Drug Stores Corporation, BEI Technologies, Inc. and Western Farm Credit Bank. He holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

     MS. MCDONALD is currently President and Chief Executive Officer of Amoco Energy Development and Managing Director of Amoco Energy Group North America. She was formerly President of Amoco's Natural

Gas Group. Ms. McDonald is a director of Morton International. She holds a B.S. degree in Education from Stephen F. Austin University.

     MR. BARCLAY is currently Chairman of Cascade Corporation, a manufacturer of materials handling equipment. He was formerly President and Chief Executive Officer of Cascade. Mr. Barclay is a director of Cascade Corporation and Columbia Machine, Inc. He holds a B.S. degree in Industrial Engineering from Illinois Institute of Technology.

     MR. KELLY is self-employed as a Construction Consultant. He is utilizing his business expertise as a volunteer with the Diocese of Monterey and as a member of the Board of the Hospice of the Central Coast. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

     DR. MILES is the Trefethen Professor Emeritus at the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963 and is a former Dean of the School. Dr. Miles is a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

     The Company has an Audit/Compliance Committee, a Compensation Committee, a Nominating Committee, a Strategic Planning Committee, and an Executive Committee.

                           AUDIT/COMPLIANCE COMMITTEE

                          Richard M. Brooks, Chairman
                               Joseph J. Barclay
                                 Brian C. Kelly
                              Rebecca A. McDonald
                                Denman K. McNear
                                Raymond E. Miles

     The functions of the Audit/Compliance Committee include recommending the independent accountants to the Board of Directors, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the independent accountants, approving all assignments to be performed by the independent accountants, instructing the independent accountants, as deemed appropriate, to undertake special assignments, and oversight of the Ethics and Compliance Program including participation in the annual evaluation of the Compliance Officer and giving a detailed annual report to the Board on the progress of the Program and plans for its future activities. The Audit/Compliance Committee is comprised entirely of outside directors. During fiscal year 1997, the Audit/Compliance Committee held two (2) meetings.

                             COMPENSATION COMMITTEE

                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                               Richard M. Brooks
                                Denman K. McNear

     The Compensation Committee reviews and recommends salaries for corporate officers and key employees. In addition, the Compensation Committee administers the 1990 Omnibus Stock and Incentive Plan with respect to persons subject to
Section 16 of the Securities Exchange Act of 1934. The Compensation

Committee is comprised entirely of outside directors. The Compensation Committee held one (1) meeting in 1997.

                              NOMINATING COMMITTEE

                          Richard C. Solari, Chairman
                               Joseph J. Barclay
                                Denman K. McNear
                                Raymond E. Miles

     The Nominating Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at the 1999 Annual Meeting must be received at the Company's principal office on or before December 12, 1998. The Nominating Committee held no meetings in fiscal year 1997.

                          STRATEGIC PLANNING COMMITTEE

                                Raymond E. Miles
                              Rebecca A. McDonald
                                 Brian C. Kelly

     The function of the Strategic Planning Committee is to develop, in conjunction with management, the Company's Strategic Plan and to provide overall strategic planning direction for the Company. The Strategic Planning Committee held no meetings in fiscal year 1997.

                              EXECUTIVE COMMITTEE

                               Richard C. Solari
                                 David H. Watts
                               Joseph J. Barclay

     The Executive Committee's responsibility is to exercise all powers and authority of the Board of Directors in the management of business affairs of the Company as authorized by the Board. The Committee reviews and approves specific decisions as established by the current "Limits of Authority" schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

     During fiscal year 1997, the Board of Directors held six (6) meetings. No Director attended fewer than seventy-five percent (75%) of the meetings of the Board or any committee on which he or she served.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table contains information as of April 1, 1998 (i) regarding the ownership of the Common Stock of the Company by all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company (except for Primecap Management Company and Capital Guardian Trust which ownership interest is as of December 31, 1997), (ii) each director and director nominee of the Company,
(iii) the Chief Executive Officer and the three other most highly compensated executive officers of the Company as of April 1, 1998, whose salary and bonus for the fiscal year ended exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

                                                              AMOUNT AND NATURE     PERCENT OF
                                                                OF BENEFICIAL      COMMON STOCK
                            NAME                                OWNERSHIP(1)       OUTSTANDING
                            ----                              -----------------    ------------
Emben & Co. (ESOP Trust)....................................      5,529,124           30.03%
  c/o BNY Western Trust Company
  One Wall Street
  New York, NY 10286
Capital Guardian Trust Company(2)...........................      1,421,450            7.72%
  333 S. Hope St.
  Los Angeles, CA 90071
Primecap Management Company.................................      1,400,000            7.61%
  Pasadena, California
Richard C. Solari(3)........................................         92,676               *
David H. Watts(4)...........................................        160,742               *
Joseph J. Barclay...........................................          7,500               *
Richard M. Brooks...........................................          3,000               *
Brian C. Kelly..............................................          3,500               *
Rebecca A. McDonald.........................................            500               *
Denman K. McNear............................................          1,500               *
Raymond E. Miles............................................            500               *
William E. Barton(5)........................................         61,034               *
Patrick M. Costanzo(6)......................................        152,841               *
William G. Dorey(7).........................................        186,017               *
All executive officers and directors as a group (11
  persons)(2)(3) (5)(6).....................................        669,810            3.64%

---------------
  *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) The Company has been advised by Capital Guardian Trust Company that Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act"), is a wholly-owned subsidiary of Capital Group Companies, Inc. ("Capital Group") and serves as the investment manager of various institutional accounts. Capital Group is the parent holding company of six investment management companies that hold investment power, and, in some cases, voting power with respect to 1,566,700 shares of Common Stock. Capital Group does not have investment power or voting power over the securities; however, may be deemed to be the beneficial owner of such securities by virtue of Rule l3d-3 under the Act. Of Capital Group's six subsidiaries only Capital Guardian Trust Company by itself owns 5% or more of the outstanding securities.

(3) Includes 75,000 shares of Common Stock held by the Solari-Lane Trust I and 10,719 shares held by the Solari Family Trust as of April 1, 1998. Mr. Solari is the trustee and a beneficiary under the trusts. Also includes 1,648 shares held in an IRA Roll-Over Account.

(4) Includes approximately 30,783 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Watts' account as of April 1, 1998, and 91,006 shares of restricted stock over which Mr. Watts has voting, but not dispositive power, as of April 1, 1998. These shares are subject to vesting and distribution restrictions. Also included are 6,750 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Watts has the right to acquire. Mr. Watts may be deemed to be the beneficial owner of such shares.

(5) Includes approximately 29,695 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Barton's account as of April 1, 1998, and 23,502 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of April 1, 1998. These shares are subject to vesting and distribution restrictions. Also included are 3,000 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Barton has the right to acquire. Mr. Barton may be deemed to be the beneficial owner of such shares.

(6) Includes approximately 56,329 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Costanzo's account as of April 1, 1998, and 58,303 shares of restricted stock over which Mr. Costanzo has voting, but not dispositive power, as of April 1, 1998. These shares are subject to vesting and distribution restrictions. Also included are 6,750 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Costanzo has the right to acquire. Mr. Costanzo may be deemed to be the beneficial owner of such shares.

(7) Includes approximately 99,588 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Dorey's account as of April 1, 1998, and 55,400 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of April 1, 1998. These shares are subject to vesting and distribution restrictions. Also included are 6,000 shares for options previously vested under the 1990 Omnibus Stock and Incentive Plan and which Mr. Dorey has the right to acquire. Mr. Dorey may be deemed to be the beneficial owner of such shares.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of compensation as to the Chief Executive Officer and the three other most highly compensated executive officers as of December 31, 1997, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM COMPENSATION
                                                           -------------------------------
                                                                  AWARDS
                                                           ---------------------   PAYOUTS
                                ANNUAL COMPENSATION(1)     RESTRICTED              -------
                               -------------------------     STOCK      OPTIONS/    LTIP        ALL OTHER
          NAME AND                    SALARY    BONUS(2)   AWARDS(3)      SARS     PAYOUTS   COMPENSATION(4)
     PRINCIPAL POSITION        YEAR     ($)       ($)         ($)         (#)        ($)           ($)
     ------------------        ----   -------   --------   ----------   --------   -------   ---------------
David H. Watts...............  1997   270,000   305,000     516,839        --        --          14,235
  President and Chief          1996   240,000   290,000     379,540        --        --          13,680
  Executive Officer            1995   240,000   290,000     505,515        --        --          18,000
William E. Barton............  1997   140,000   130,000     144,009        --        --          14,235
  Vice President and           1996   115,000   134,000     105,606        --        --          13,680
  Chief Financial Officer      1995   115,000   134,000     158,323        --        --          18,000
Patrick M. Costanzo..........  1997   170,000   285,000     170,689        --        --          14,235
  Senior Vice President        1996   135,000   270,000     224,170        --        --          13,680
  and Manager                  1995   135,000   270,000     276,124        --        --          18,000
  Heavy Construction Division
William G. Dorey.............  1997   170,000   285,000     340,774        --        --          14,235
  Senior Vice President and    1996   135,000   270,000     241,259        --        --          13,680
  Manager Branch Division      1995   135,000   270,000     276,124        --        --          18,000

---------------
(1) For the year ended December 31, 1997, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Watts, Barton, Costanzo and Dorey was $295,203; $6,000; $273,283 and $6,000, respectively. For the year ended December 31, 1996 such deferred compensation amounted to $63,000; $3,000; $257,718 and $3,000, respectively, while for the year ended December 31, 1995 deferred compensation amounted to $103,000; $2,370; $255,000 and $3,000, respectively.

(2) Amounts include cash bonuses earned in the current year but, pursuant to the Company's incentive compensation plan, paid in the following year. The amounts, however, do not include cash bonuses paid in the current year but earned in the previous year.

(3) The amount of awards for each year is based on the Company's stock closing price on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 1997 for Messrs. Watts, Barton, Costanzo and Dorey were 76,721; 18,493; 68,105 and 47,238, respectively, with an aggregate market value for those same officers of $1,764,583, $425,339, $1,566,415 and $1,086,474, respectively, based on the Company's stock closing price of $23.00 at December 31, 1997. The number of shares and values for each officer at December 31, 1997 exclude the shares issued in March 1998 for services performed in 1997 which appear in the table as 1997 compensation. A portion of the restricted stock reflected for 1997 and 1996 was awarded based on deferred compensation from 1990. Such deferred compensation reflects a one time event of accelerated income to the Company caused by the Company's 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. At December 31, 1997, the amounts of 1990 deferred compensation remaining to be paid were $36,139 and $11,383 for Messrs. Watts and Dorey, respectively. None of the restricted stock issued vests within three years of the date of grant. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

(4) Amounts represent contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(K) Plan that were earned during the current year, of which a portion was allocated in the following year.

OPTIONS OF EXECUTIVE OFFICERS

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS AT FY-END           OPTIONS AT FY-END(1)
                            SHARES ACQUIRED ON    VALUE     ---------------------------   ---------------------------
           NAME                  EXERCISE        REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ------------------   --------   -----------   -------------   -----------   -------------
David H. Watts............          --              --         6,750           --           $78,773          --
William E. Barton.........          --              --         3,000           --           $35,010          --
Patrick M. Costanzo.......          --              --         6,750           --           $78,773          --
William G. Dorey..........          --              --         6,000           --           $70,020          --

---------------
(1) For each named executive officer, the value of the exercisable options is based on a closing stock sale price of $23.00 on December 31, 1997, less the grant price of $11.33 per share.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In April, 1990, Granite Construction Company, a subsidiary of the Company ("Granite"), entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, and David H. Watts. Granite also entered into such agreements with Roxane C. Allbritton and Michael L. Thomas on January 1, 1991, Arthur B. Nickerson on January 1, 1993. On January 2, 1996 and May 19, 1997, the Company entered into the same form of employment agreement with Michael Futch and Garry M. Higdem, respectively. Effective February 1, 1997 the employment agreements entered into with Messrs. Barton, Boitano, Costanzo, Dorey, Watts, Nickerson, Thomas and Ms. Allbritton were formally assigned to, and the obligations thereunder accepted by, the Company. These agreements provide that if the individual's employment with the Company is terminated for certain reasons within two and one-half years after a "change in control" of the Company, then the Company will pay to the individual amounts up to three times the average gross annual compensation paid to the individual over the five years prior to the "change in control." A "change in control" is defined as (i) a merger, consolidation or acquisition of the Company where the stockholders of the Company do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of the Company's assets to a corporation not controlled by the Company or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of the Company, leading to a change of a majority of the members of the Board of Directors.

     Also in the event of a "change in control," options and grants of restricted stock ("Awards") awarded under the 1990 Omnibus Stock and Incentive Plan (the "Plan") are affected. The Plan provides that the surviving, successor, or acquiring corporation shall either assume outstanding Awards or substitute new Awards having an equivalent value. In the event that does not occur, the Company's Board shall provide that any Awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The Plan further provides that if such newly exercisable or vested Awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that, due to in-house administrative error, the Forms 5 for Messrs. Watts, Barton, Dorey, and Costanzo were not timely filed.

                           COMPENSATION OF DIRECTORS

     Mr. Solari, in his role as Chairman of the Board currently receives an annual retainer of $36,000, payable quarterly. Mr. Watts receives $250 for each month he serves as director of the Company. Messrs. Barclay, Brooks, Kelly, McNear and Miles and Ms. McDonald currently receive an annual retainer of $20,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, McNear, Miles and Solari and Ms. McDonald receive $800 for each Board of Directors meeting they attend and $600 for each Board of Directors Committee meeting (except for meetings of the Executive Committee) they attend.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Fluor, Jacobs Engineering, Morrison Knudsen, Foster Wheeler, Stone & Webster and Zurn Industries) for the period commencing on December 31, 1992, and ending on December 31, 1997.

     The graph assumes $100 invested on December 31, 1992 in the Company's stock of $22.25 per share, and in the S&P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

        Measurement Period               Granite                             Dow Jones Heavy
      (Fiscal Year Covered)         Construction Inc.       S & P 500         Construction
Dec-92                                     100                 100                 100
Dec-93                                     113                 110                 105
Dec-94                                      93                 112                 101
Dec-95                                     147                 153                 141
Dec-96                                     135                 189                 134
Dec-97                                     167                 252                 101

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Solari, Barclay, Brooks and McNear served as members of the Compensation Committee during fiscal 1997. All Committee members are non-employee directors.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for formulating the Company's executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel, with the intention of providing both competitive and appropriate levels of compensation.

     The Committee's primary compensation policy is that a substantial portion of the annual compensation of each executive should be directly linked to the performance of the Company. In addition, compensation should link the long-term interests of executives and shareholders and encourage career service by including stock ownership as an integral part of the compensation package.

     The Committee has, on occasion, retained the services of compensation consultants to assist the Committee in developing and maintaining a competitive executive compensation program. Hewitt Associates, for example, has regularly provided the Compensation Committee information comparing the Company's executive compensation to certain companies in the construction industry, including companies in the Dow Jones Heavy Construction Group.

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the Federal Reserve Reconciliation Act of 1933. This section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless such compensation is subject to performance-based exemptions. Since most of the targeted compensation of each of the named executive officers is performance based, the exemption applies and this section will not materially, if at all, reduce the tax deduction available to the Company. Although future grants of restricted stock may not be exempt, the company believes that the value of the restricted stock upon vesting combined with other non-exempt income will not materially, if at all, exceed the one million dollar threshold in any year.

     The Company's compensation package includes salary and annual incentive compensation comprised of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended to the full board on December 16, 1996, to bring officer salaries into alignment with competitive guidelines developed in 1993. Effective January 1, 1997, CEO Watts' salary was increased from $240,000 to $270,000.

     The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock with five year cliff vesting. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits to ensure an officer's cash caps and restricted stock limits in 1997. Effective January 1, 1997, CEO Watts' cash limit was increased to $575,000 and his total compensation limit to $1,150,000.

     The Committee continued the Return on Net Assets (RONA) based compensation plan in 1997 for Corporate Officers and Middle Managers. The Committee believes that using RONA as the key performance factor ties earnings performance to the Company's asset growth, asset utilization, and the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division Level. Approximately 30% of their incentive compensation was determined in 1996 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

     In addition to his 1997 base salary, CEO Watts also received an incentive cash payment of $290,000 and restricted stock valued at $448,015 (both paid and awarded in 1997 for performance provided in 1996 except for $50,000 of the restricted stock which relates to the 1990 deferred compensation as discussed in Footnote 3 of the Summary Compensation Table) under the incentive plan in accordance with the terms of the plan described above. The Committee believes Mr. Watts' compensation for the year ending December 31, 1997 reflects the Company's performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

     The Committee met one (1) time in 1997.

     Richard C. Solari                             Richard M. Brooks
     Joseph J. Barclay                             Denman K. McNear

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       CHANGE IN AUTHORIZED CAPITAL STOCK

     The Company's Board of Directors has unanimously approved, recommends and deems it advisable that the stockholders approve an Amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock which the Company is authorized to issue from 27,000,000 shares of Common Stock to 50,000,000 shares of Common Stock.

     The proposed additional 23,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights. As of April 3, 1998, there were issued and outstanding 18,409,411 shares of Common Stock, 246,235 shares were reserved for issuance upon the exercise of options under the 1990 Omnibus Stock Option Plan and an additional 13,100 shares were held as treasury stock by the Company.

     The Board believes that authorization of the additional shares of Common Stock may be required for the Company's future growth, both through acquisitions and through expansion of existing business, or by reason of stock dividends or splits, which in the long run may tend to broaden ownership of the Company's stock. Authorization of such additional shares in such event could significantly improve the Company's bargaining position in negotiating possible acquisitions of other businesses. Such authorization will also provide the Company with greater flexibility in financing future expansion of its existing business. The Company presently has no commitments or understanding for the issuance of shares of Common or Preferred Stock or for stock dividends or splits, although such matters have been and will continue to be considered from time to time. The Board does not intend to issue any shares except upon terms that the Board deems to be in the best interest of the Company and its shareholders.

     The additional shares of Common Stock which are proposed for authorization may be issued at the discretion of the Board of Directors for any corporate purpose without further action by the shareholders, except as required by law, applicable stock exchange regulations or otherwise. The Rules and Regulations of The New York Stock Exchange, Inc., as currently in effect, would require shareholder approval in connection with an issuance of Common Stock (including securities convertible into Common Stock) in any transaction or a series of related transactions, other than a public offering for cash, if (i) the Common Stock to be issued has voting power equal to or in excess of 20% of the voting power outstanding before such issuance, (ii) the number of shares of Common Stock to be issued is equal to or in excess of 20% of the Common Stock outstanding before such issuance, or (iii) the issuance would result in a change of control of the Company.

     The Board believes it will be advantageous to Granite and its shareholders for Management to be in a position to act promptly with respect to stock dividends and splits, and with respect to investment in, or acquisition of, other companies, without the expense and passage of time necessarily involved in arranging special meetings of the shareholders to authorize additional shares, particularly where the number and value of shares to be issued is relatively small. Granite will solicit shareholder approval of any acquisition, investment or other transaction involving issue of shares of capital stock when required to do so by law, the Rules and Regulations of The New York Stock Exchange, Inc. or if otherwise deemed advisable by Management.

     The proposed amendment to the Certificate of Incorporation will not revise the par value of the Common Stock from the present one cent ($0.01) per share.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Coopers & Lybrand, L.L.P. to serve as independent accountants to audit the financial statements of the Company for fiscal 1998. Coopers & Lybrand, L.L.P. has acted in such capacity since its appointment for fiscal 1982. A representative of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of Stockholders at which a quorum is present and voting either in person or by Proxy is required for approval of this proposal. Votes for and against, abstentions and "broker nonvoter" will each be counted as present for purposes of determining a quorum. Neither abstention nor "broker nonvoter" will be counted as having been cast affirmatively or negatively on the proposal.

     In the event that ratification by the stockholders of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent accountants is not obtained, the Board of Directors will reconsider said appointment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders of the Company (i) must be properly brought before the meeting and be received by the Company at its offices at 585 West Beach Street, Watsonville, California 95076, on or before December 12, 1998 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting and the other requirements contained in the Company's bylaws.

                           INCORPORATION BY REFERENCE

     Certain information required by Item 13(a) of Schedule 14A is incorporated by reference to the Company's 1997 Annual Report to Shareholders mailed April 30, 1998.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting is as hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary

Dated: April 30, 1998

                       GRANITE CONSTRUCTION INCORPORATED

  UNALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

      The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the participant's pro rata portion of the unallocated shares of GRANITE CONSTRUCTION INCORPORATED beneficially held by the Plan at the Annual Meeting of the Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Marriott Hotel, 350 Calle Principal, Monterey, California on May 18, 1998, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 30, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

--------------------------------------------------------------------------------

      IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE CARD TO THE TRUSTEE BY MAY 18, 1998, YOU WILL BE DEEMED TO HAVE AUTHORIZED THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR PRO RATA PORTION OF THE UNALLOCATED SHARES OF THE COMMON STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BNY WESTERN TRUST COMPANY, TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.

--------------------------------------------------------------------------------
                  (continued, and to be signed, on other side)

                           -- FOLD AND DETACH HERE --

                          (continued from other side)

                                                              PLEASE MARK
                                                              YOUR VOTES AS
                                                              INDICATED IN   X
                                                              THIS EXAMPLE


A vote FOR the following proposals is recommended                  FOR                        WITHHOLD
by the Board of Directors:                              all nominees listed below            AUTHORITY
                                                           (except as marked to           to vote for all
1.  To elect Rebecca A. McDonald and Brian C. Kelly           the contrary)            nominees listed below
    as directors to hold office for a three-year term
    and until their respective successors are elected
    and have qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THE NOMINEE'S NAME BELOW.)

REBECCA A. McDONALD            BRIAN C. KELLY
                                                                                  FOR     AGAINST     ABSTAIN
2.  To amend the Certificate of Incorporation of the Company so as to increase the authorized Common Stock to 50,000,000 Shares.

3. To ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1998.

4. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION
IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE
THESE SHARES.

Signature of Stockholder* _______________________________ Dated: _______, 1998

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                           -- FOLD AND DETACH HERE --

PROXY

                       GRANITE CONSTRUCTION INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Watts and William E. Barton and each of them with full power of substitution to represent the undersigned and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Monterey Marriott Hotel, 350 Calle Principal, Monterey, California on May 18, 1998, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 30, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                           -- FOLD AND DETACH HERE --

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

                                                               PLEASE MARK
                                                               YOUR VOTE AS
                                                               INDICATED IN
                                                               THIS EXAMPLE  X



1.    ELECTION OF DIRECTORS                                                           FOR all nominees         WITHHOLDING AUTHORITY
      To elect Rebecca A. McDonald and Brian C. Kelly as directors to hold office   listed below (except as     to vote for all
      for a three-year term and until their respective successors are elected and   marked to the contrary)    nominees listed below
      have qualified.

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

      Nominees: Rebecca A. McDonald
                Brian C. Kelly
                                                                                      FOR             AGAINST           ABSTAIN
2.   To amend the Certificate of Incorporation so as to increase the authorized
     Common Stock to 50,000,000 shares.

3. To ratify the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1998.

4. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE
ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE
MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


Signature(s)*_____________________________________Dated:____________________1998
(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                           -- FOLD AND DETACH HERE --

                       GRANITE CONSTRUCTION INCORPORATED

  ALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

      The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Plan at the Annual Meeting of the Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Marriott Hotel, 350 Calle Principal, Monterey, California on May 18, 1998, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 30, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Stockholders.

--------------------------------------------------------------------------------

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE CARD TO THE TRUSTEE BY MAY 18, 1998, YOU WILL BE DEEMED TO HAVE AUTHORIZED THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR ALLOCATED PORTION OF THE SHARES OF THE COMMON
STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BNY WESTERN TRUST COMPANY, TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.

--------------------------------------------------------------------------------
                  (continued, and to be signed, on other side)

                           -- FOLD AND DETACH HERE --

                          (continued from other side)

                                                              PLEASE MARK
                                                              YOUR VOTES AS
                                                              INDICATED IN   X
                                                              THIS EXAMPLE


A vote FOR the following proposals is recommended                  FOR                       WITHHOLD
by the Board of Directors:                              all nominees listed below           AUTHORITY
                                                           (except as marked to          to vote for all
1.  To elect Rebecca A. McDonald and Brian C. Kelly           the contrary)           nominees listed below
    as directors to hold office for a three-year term
    and until their respective successors are elected
    and have qualified.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THE NOMINEE'S NAME BELOW.)

REBECCA A. McDONALD            BRIAN C. KELLY
                                                                                  FOR     AGAINST     ABSTAIN
2.  To amend the Certificate of Incorporation of the Company so as to increase the authorized Common Stock to 50,000,000 Shares.

3. To ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1998.

4. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION
IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE
THESE SHARES.

Signature of Participant* ______________________________ Dated: _______, 1998

*(PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PLAN CERTIFICATE REPRESENTING YOUR SHARES.)

                              FOLD AND DETACH HERE